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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

NAME                                                          PLACE OF INCORPORATION
----                                                          ----------------------
Charged Productions, Inc. ..................................  Nevada
Omega Protein Corporation...................................  Nevada
Safety Components International, Inc. ......................  Delaware
Zap.Com Corporation.........................................  Nevada

     The foregoing does not constitute a complete list of all subsidiaries of the registrant. The subsidiaries that have been omitted do not, if considered in the aggregate as a single subsidiary, constitute a "Significant Subsidiary" as defined by the Securities Exchange Commission.